Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement is entered into and effective as of the 23rd day of August, 2006, by and between Cyberonics, Inc., a Delaware corporation with offices at 100 Cyberonics Blvd., Houston, TX 77058 (“Cyberonics”) and BK Consulting, a sole proprietorship with offices at 2006 Orchard Country, Houston, Texas 77062 (“Consultant”).

RECITALS

WHEREAS, Cyberonics and Consultant previously entered into Consulting Agreement dated August 25, 2005 (the “Agreement”), which Agreement remains in full force and effect as of this date;

WHEREAS, Cyberonics and Consultant now desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Amendment and other good and valuable consideration, the parties agree as follows:

TERMS

1. Section 7 shall be deleted and replaced with the following:

“7. Term. Unless terminated sooner as provided herein, the term of this Agreement shall extend through August 24, 2007.”

2. Except as expressly modified by this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representative as of the date and year set forth above.

Cyberonics, Inc.	BK Consulting

By: /s/ Robert P. Cummins	By: /s/ Reese Terry

Date: August 23, 2006	Date: August 21, 2006